Exhibit 32.1

Corcept Therapeutics Incorporated

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Corcept Therapeutics Incorporated (the “Company”) on Form 10-Q for the period ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph K. Belanoff, M.D., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph K. Belanoff
Joseph K. Belanoff, M.D.
Chief Executive Officer and President
November 1, 2016

This certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Corcept Therapeutics Incorporated under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in such filing.